   As filed with the Securities and Exchange Commission on March 29, 2000
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------
                         ADAPTIVE BROADBAND CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                                                                                         94-1668412
(State of Incorporation)                                                                        (I.R.S. Employer Identification No.)


                         ----------------------------
                              1143 Borregas Avenue
                              Sunnyvale, CA  94089
                    (Address of principal executive offices)
                         -----------------------------
                             1992 Stock Option Plan
                            (Full title of the plan)

                                Kenneth J. Wees
                 Vice President, General Counsel and Secretary
                              1143 Borregas Avenue
                              Sunnyvale, CA  94089
                                 (408) 732-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------
                                   Copies to:
                           Kenneth L. Guernsey, Esq.
                             Isobel A. Jones, Esq.
                           Angelique C. Tremble, Esq.
                               Cooley Godward llp
                         One Maritime Plaza, 20th Floor
                            San Francisco, CA 94111
                                 (415) 693-2000
                          ----------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

========================================================================================================================
   Title of Securities             Amount to be   Proposed Maximum         Proposed Maximum            Amount of
     to be Registered                Registered   Offering Price Per       Aggregate Offering        Registration Fee
                                                        Share (1)                  Price (1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value              1,200,000         120.25                  144,300,000                38,095.20
$0.10 per share, reserved
for future issuance
pursuant to the 1992
Stock Option Plan
========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on March 28, 2000 for shares available for grant pursuant to the 1992 Stock Option Plan (pursuant to Rule 457(c) under the Act).

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                                 NO. 333-35025

     The contents of the Registration Statement on Form S-8 No. 333-35025 filed with the Securities and Exchange Commission on September 5, 1997 is incorporated by reference herein with such modifications as are set forth below.

     An amendment to the 1992 Stock Option Plan (the "Plan") by the Board in February 1999, approved by the stockholders in October 1999, increased the number of shares of the Company's Common Stock authorized for issuance under the Plan from 3,100,000 shares to 4,300,000 shares.

                                    EXHIBITS

Exhibit
Number
  5.1        Opinion of Cooley Godward LLP.

 23.1        Consent of Ernst & Young LLP, Independent Auditors.

 23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

 24.1        Power of Attorney.

 99.1        1992 Stock Option Plan, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 29, 2000.


                                       Adaptive Broadband Corporation

                                       By:  /s/ Frederick D. Lawrence
                                            -------------------------
                                            Frederick D. Lawrence
                                            Chief Executive Officer



          Signature                                        Title                                   Date
     /s/ Frederick D. Lawrence                    Chairman of the Board, President, Chief      March 29, 2000
---------------------------------------           Executive Officer and Director (Principal
     Frederick D. Lawrence                        Executive Officer and Director)

     /s/ Donna S. Birks                           Executive Vice President and                 March 29, 2000
---------------------------------------           Chief Financial Officer (Principal
     Donna S. Birks                               Financial Accounting Officer)

     /s/ Kenneth J. Wees                          Vice President, General Counsel and          March 29, 2000
---------------------------------------           Secretary
     Kenneth J. Wees

            *                                     Director                                     March 29, 2000
---------------------------------------
     Leslie G. Denerd

            *                                     Director                                     March 29, 2000
---------------------------------------
     George A. Joulwan

            *                                     Director                                     March 29, 2000
----------------------------------------
     William B. Marx, Jr.

            *                                     Director                                     March 29, 2000
----------------------------------------
    Terry W. Ward

            *                                     Director                                     March 29, 2000
----------------------------------------
    Fredrick W. Whitridge, Jr.

*By: /s/ Kenneth J. Wees
    ------------------------------------
    Kenneth J. Wees
    Attorney-in-fact

                                 EXHIBIT INDEX

  Exhibit                                                                                          Sequential Page
   Number                                        Description                                           Numbers

 5.1   Opinion of Cooley Godward LLP.                                                                     6

23.1   Consent of Ernst & Young LLP, Independent Auditors.                                                7

23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.         --

24.1   Power of Attorney.                                                                                 8

99.1   1992 Stock Option Plan, as amended.                                                                9